AGREEMENT AND PLAN OF MERGER


               Agreement and Plan of Merger, dated March 2, 1998 (the "Agreement"), between EIF Holdings, Inc., a Hawaii corporation ("EIF Holdings"), and U S Industrial Services, Inc., a Delaware corporation ("US Industrial") (EIF Holdings and US Industrial are sometimes referred to herein collectively as the "Constituent Corporations").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -


               WHEREAS, US Industrial was incorporated in the State of Delaware on January 9, 1998, and is the wholly-owned subsidiary of EIF Holdings; and

               WHEREAS, the Board of Directors of EIF Holdings believes that it is in the best interest of EIF Holdings to reincorporate in the State of Delaware by merging with and into US Industrial pursuant to this Agreement.

               NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and undertakings herein given and other good and valuable consideration, the parties hereto agree, in accordance with the applicable provisions of the statutes of Hawaii and Delaware, respectively, which permit such merger, EIF Holdings shall be, and hereby is, merged with and into US Industrial, at the Effective Time (as herein defined), and that the terms and conditions of the merger hereby agreed to (the "Merger") shall be as hereinafter set forth:


                                     ARTICLE ONE
                              Principal Terms of Merger

               Section 1.01.  Merger.   At the Effective Time (as herein
                              ------
          defined), EIF Holdings shall merge with and into US Industrial provided that this Agreement has not been terminated pursuant to
          Section 4.02 herein.

               Section 1.02.  Effective Time of Merger.  The Merger shall
                              ------------------------
          become effective as of the completion of all filing requirements specified in Sections 4.03 and 4.04 of this Agreement, and such date and time is hereinafter referred to as the "Effective Time."


                                     ARTICLE TWO
                 Certificate of Incorporation, By-Laws and Directors


               Section 2.01.  Certificate of Incorporation.  The
                              ----------------------------
          Certificate of Incorporation of US Industrial in effect at the Effective Time of the Merger shall be the Certificate of Incorporation of US Industrial, to remain unchanged until amended as provided by law.

               Section 2.02.  By-Laws.  The By-Laws of US Industrial in
                              -------
          effect at the Effective Time of the Merger shall be the By-Laws of US Industrial, to remain unchanged until amended as provided by law.

               Section 2.03.  Directors.  EIF Holdings, in its capacity as
                              ---------
          sole shareholder of US Industrial, shall elect as directors of US Industrial those individuals elected by the shareholders of EIF Holdings prior to the Effective Time of the Merger, and such persons shall serve as directors of US Industrial until the next annual meeting of the stockholders of US Industrial.


                                    ARTICLE THREE
                         Exchange and Cancellation of Shares


               At the Effective Time of the Merger, all issued and outstanding shares of EIF Holdings common stock, no par value (the "Old Common Stock") shall be canceled and the corporate existence of the said corporation shall cease. Shares of US Industrial's common stock, par value $.01 per share (the "New Common Stock") shall be issued to the shareholders of EIF Holdings as a result of the Merger as herein provided.

               Section 3.01.  The Surviving Corporation Common Stock.  Each
                              --------------------------------------
          share of Old Common Stock which is outstanding prior to the Effective Time of the Merger shall be converted into one issued and outstanding share of New Common Stock and, from and after the Effective Time of the Merger, the holders of all of said issued and outstanding shares of Old Common Stock shall automatically be and become holders of shares of New Common Stock upon the basis above specified, whether or not certificates representing said shares are then issued and delivered.

               Section 3.02.  Cancellation of Old Common Stock.  After the
                              --------------------------------
          Effective Time of the Merger, each holder of record of any outstanding certificate or certificates theretofore representing shares of Old Common Stock may surrender the same to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of New Common Stock. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Merger, represented one or more shares of Old Common Stock shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of New Common Stock. Upon the surrender of a certificate or certificates representing shares of Old Common Stock, a proper officer of US Industrial shall cancel said certificate or certificates.


                                     ARTICLE FOUR
                               Adoption and Termination

               Section 4.01. Submission to Vote of Shareholders.  This
                             ----------------------------------
          Agreement shall be submitted to the shareholders of EIF Holdings, as provided by applicable law, and shall take effect, and be deemed to be the Agreement and Plan of Merger of the Constituent Corporations, upon the approval or adoption thereof by said shareholders of EIF Holdings in accordance with the requirements of the laws of the State of Hawaii.

               Section 4.02. Termination of Agreement.  Anything herein or
                             ------------------------
          elsewhere to the contrary notwithstanding, this Agreement may be abandoned by EIF Holdings by an appropriate resolution of its Board of Directors at any time prior to the Effective Time of the Merger if such Board of Directors believes that the Merger is not in the best interests of EIF Holdings or in the event that the shareholders who hold more than two (2%) percent of the outstanding and issued shares of Old Common Stock dissent from the Merger and seek appraisal rights pursuant to Sections 415-80 and 415-81 of the Hawaii Business Corporation Act.

               Section 4.03.  Filing of Articles of Merger in the State of
                              --------------------------------------------
          Hawaii.  As soon as practicable after the requisite shareholders
          ------
          approval referenced in Section 4.01 herein, Articles of Merger to effectuate the terms of this Agreement shall be executed and acknowledged by US Industrial and thereafter delivered to the Commissioner of Securities of the Department of Commerce and Consumer Affairs of the State of Hawaii for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to Section 4.02 herein.

               Section 4.04.  Filing of Certificates of Merger in the State
                              ---------------------------------------------
          of Delaware.  As soon as practicable after the requisite
          -----------
          shareholder approval referenced in Section 4.01 herein, a Certificate of Merger to effectuate the terms of this Agreement shall be executed by each of the Constituent Corporations and thereafter delivered to the Secretary of the State of Delaware for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to Section
          4.02 herein.


                                     ARTICLE FIVE
                                   Effect of Merger

               Section 5.01.  Effect of Merger.  At the Effective Time of
                              ----------------
          the Merger, the Constituent Corporations shall be a single corporation, which shall be US Industrial, and the separate existence of EIF Holdings shall cease except to the extent provided by the laws of the States of Hawaii and Delaware. US Industrial shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of both a public and private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in US Industrial without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. US Industrial shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger. US Industrial shall assume any stock option or similar employee benefits plan of EIF Holdings, and all contractual rights of EIF Holdings for the issuance of shares of the Old Common Stock, and such issuances or reserves for issuances shall be of shares of New Common Stock on an as-converted basis as set forth in Section 3.01 hereof.

               Section 5.02.  Business Combinations With American Eco.  US
                              ---------------------------------------
          Industrial hereby acknowledges that American Eco Corporation, an Ontario corporation ("American Eco"), beneficially owns 8,800,000 shares of Old Common Stock at the date of this Agreement and further recognizes that, as a result of such stock ownership, American Eco could be deemed to be an Interested Stockholder (as that term is defined under Section 203 of the General Corporation Law of the State of Delaware) of US Industrial after the consummation of the Merger. US Industrial hereby represents and warrants to EIF Holdings that the Board of Directors of US Industrial has considered the stock ownership that American Eco will have in US Industrial at the Effective Time of the Merger in approving this Agreement. US Industrial further acknowledges that, as a result of its assumption of all of EIF Holdings' obligations pursuant to this Agreement and the consummation of the Merger, American Eco will consummate a certain stock purchase agreement pursuant to which American Eco will purchase 10,000,000 shares of New Common Stock. US Industrial hereby represents and warrants to EIF Holdings that the Board of Directors of US Industrial has approved such stock purchase.


                                     ARTICLE SIX
                               Post Merger Undertakings

               Section 6.01  Service of Process.  US Industrial hereby
                             ------------------
          agrees that it may be served with process within the State of Hawaii in any proceeding for the enforcement of any obligation of EIF Holdings and in any proceeding for the enforcement of the rights of any dissenting shareholder of EIF Holdings.

               Section 6.02  Appointment of Agent for Service of Process.
                             -------------------------------------------
          US Industrial shall appoint a resident of Hawaii as its duly appointed agent to accept service of process delivered pursuant to Section 6.01 herein. Such agency shall be deemed to be given with an interest and shall be irrevocable.

               Section 6.03  Payments to Dissenting Shareholders.  US
                             -----------------------------------
          Industrial shall promptly pay to any shareholders of EIF Holdings who dissent from the Merger the amount, if any, to which such dissenting shareholders shall be entitled with respect to the Merger pursuant to applicable law.


                                    ARTICLE SEVEN
                                    Miscellaneous

                    Section 7.01 Further Actions.  Each of the Constituent
                                 ---------------
          Corporations shall take or cause to be taken all action, or do, or cause to be done, all things necessary, proper or advisable under the laws of the States of Hawaii and Delaware to consummate and make effective the Merger following approval of the Merger by the shareholders of EIF Holdings in accordance with the laws of said States.

                    Section 7.02. Amendments.  At any time prior to the
                                  ----------
          Effective Time of the Merger (notwithstanding any shareholder approval), if authorized by their respective Board of Directors, the parties hereto may, by written agreement, amend or supplement any of the provisions of this Agreement. Any written instrument or agreement referred to in this section shall be validly and sufficiently authorized for the purposes of this Agreement if signed on behalf of each of the Constituent Corporations by a person authorized to sign this Agreement.

                    Section 7.03. Counterparts.  This Agreement may be
                                  ------------
          executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the Constituent Corporations, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors have caused this Agreement and Plan of Merger to be executed by an authorized officer of each party hereto, and the corporate seal affixed on the date above first written.



                                        U S INDUSTRIAL SERVICES, INC.
                                        (a Delaware corporation)

                                        By     /s/ Frank J. Fradella
                                          --------------------------
                                        Name:  Frank J. Fradella
                                        Title: Chairman


                                        By     /s/ J. Drennan Lowell
                                          --------------------------
                                        Name:  J. Drennan Lowell
                                        Title: Secretary and Treasurer


                                        EIF HOLDINGS, INC.
                                        (a Hawaii corporation)

                                        By     /s/ Frank J. Fradella
                                          --------------------------
                                        Name:  Frank J. Fradella
                                        Title: Chairman


                                        By     /s/ J. Drennan Lowell
                                          --------------------------
                                        Name:  J. Drennan Lowell
                                        Title: Secretary and Treasurer